 Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Fourth Quarter and Full Year Fiscal 2021 Financial Results

December 8, 2021

EXTON, Pa.--(BUSINESS WIRE)-- Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the fourth quarter and full fiscal year 2021 ended September 30, 2021.

For the fourth quarter of fiscal 2021, the Company reported net sales of $6.9 million up over 9% as compared to $6.3 million in the fourth quarter a year ago. The Company reported net income of $1.5 million, or $0.09 per share, an increase of 23% compared to $1.2 million, or $0.07 per share, in the fourth quarter of fiscal 2020. The Company recorded tax expense in the fourth quarter of fiscal 2021 of $0.4 million, no tax expense was incurred in the fourth quarter of fiscal 2020.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “The fourth quarter was a strong finish to another year of solid growth. Revenues and earnings were up for the third consecutive year and, led by an expansion in gross margins, it was our most profitable year in over a decade. Cash flows from operating activities more than doubled from a year ago, and we once again ended the year in a strong financial position.

“Just as importantly, we continued to strengthen our franchise this quarter. During the quarter we were awarded European Union Aviation Safety Agency (EASA) and Transport Canada Civil Aviation (TCCA) Supplemental Type Certifications (STC) for our ThrustSense® Full Regime Autothrottle for King Air so that now over forty countries outside of the US have approved our revolutionary auto-throttle technology. In addition, we announced we are taking orders for the ThrustSense® Autothrottle system with LifeGuard™ Protection for CJ series aircraft outfitted with Pro Line 21, Pro Line Fusion, and Garmin avionics for delivery in early 2022. Both of these accomplishments serve to deepen and broaden our addressable market. We are already entering the new year with a backlog that is almost triple that of a year ago, and with this continued enhancement and expansion of our product portfolio, we believe we can continue to profitably grow the business in the coming year.”

The Company’s cash on hand increased to $8.3 million at September 30, 2021, with net cash flows from operating activities of $800,000 in the fourth quarter. The company generated $4.6 million of cash flows from operating activities for the full fiscal year 2021. Since September of 2020, nearly $20 million of cash has been distributed to shareholders while the Company has maintained a healthy financial condition with significant liquidity and no debt.

New orders in the fourth quarter of fiscal 2021 were approximately $6.5 million and backlog as of September 30, 2021 was $9.1 million. Backlog excludes potential future sole-source production orders from the Pilatus PC-24, Textron King Air and the KC-46A programs, which the Company expects to remain in production for a decade. The Company expects that these contracts will add to production sales already in backlog.

Full Year Fiscal 2021 Results

Total sales for the fiscal year ended September 30, 2021, were $23.0 million up 6.7% compared to $21.6 million for the fiscal year ended September 30, 2020. Net income for fiscal 2021 was $5.1 million, or $0.29 per share, compared to $3.3 million, or $0.19 per share, in fiscal 2020. Net income in fiscal 2021 included a $1.1 million tax benefit from the release of the deferred tax valuation allowance in the third quarter.

Conference Call

The Company will be hosting a conference call on Thursday, December 9, 2021, at 10:00 a.m. ET to discuss these results and the Company’s business outlook and product development. Please use the following dial in number to register your name and company affiliation for the conference call: 877-270-2148 and ask to be joined into the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	September 30,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$8,265,606	$12,603,967
Restricted cash	-	11,180,900
Accounts receivable	4,046,337	4,369,111
Inventories	4,545,392	4,291,335
Prepaid expenses and other current assets	833,076	675,109

Total current assets	17,690,411	33,120,422

Property and equipment, net	8,143,483	8,175,872
Deferred income taxes	1,063,822	-
Other assets	188,284	249,543

Total assets	$27,086,000	$41,545,837

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$623,620	$790,892
Dividends payable	-	11,180,900
Accrued expenses	1,431,115	1,361,960
Contract liability	417,504	313,365

Total current liabilities	2,472,239	13,647,117

Deferred income taxes	-	129,689
Other liabilities	28,680	-

Total liabilities	2,500,919	13,776,806

Commitments and contingencies	-	-

Shareholders' equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2021 and 2020	-	-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,342,823 and 19,310,835 issued at September 30, 2021 and 2020, respectively	19,343	19,311

Additional paid-in capital	51,817,095	51,458,787
(Accumulated deficit)	(5,882,820)	(2,340,530)
Treasury stock, at cost, 2,096,451 shares at September 30, 2021 and at September 30, 2020	(21,368,537)	(21,368,537)

Total shareholders' equity	24,585,081	27,769,031

Total liabilities and shareholders' equity	$27,086,000	$41,545,837

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2021	2020	2021	2020
Sales	$6,873,116	$6,295,017	$23,044,796	$21,595,199

Cost of sales	2,914,802	2,784,532	10,263,166	9,793,224

Gross profit	3,958,314	3,510,485	12,781,630	11,801,975

Operating expenses:
Research and development	686,172	706,537	2,622,919	2,955,976
Selling, general and administrative	1,410,322	1,586,461	6,257,732	6,100,545
Total operating expenses	2,096,494	2,292,998	8,880,651	9,056,521

Operating income	1,861,820	1,217,487	3,900,979	2,745,454

Interest income	96	2,592	1,234	154,950
Other income	23,912	15,737	74,906	60,497

Income before income taxes	1,885,828	1,235,816	3,977,119	2,960,901

Income tax expense (benefit)	355,569	(8,096)	(1,087,783)	(308,882)

Net income	$1,530,259	$1,243,912	$5,064,902	$3,269,783

Net income per common share:
Basic	$0.09	$0.07	$0.29	$0.19
Diluted	$0.09	$0.07	$0.29	$0.19

Weighted average shares outstanding:
Basic	17,234,757	16,964,059	17,225,423	16,939,302
Diluted	17,234,757	17,164,525	17,226,620	17,114,191